Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors of Equity One, Inc.
North Miami Beach, Florida:

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Westgate Marketplace (the “Property”) for the year ended December 31, 2003. This Statement is the responsibility of the management of Equity One, Inc. (the “Company”). Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of a Form 8-K of the Company) as described in Note 1 to the Statement, and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Statement presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the statement of revenues and certain operating expenses for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
October 22, 2004

WESTGATE MARKETPLACE
STATEMENT OF REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts in thousands)

	Six Months Ended June 30, 2004 (unaudited)	Year Ended December 31, 2003

REVENUES:

Minimum rental	$1,716	$3,316
Expense recoveries	420	952

Total revenues	2,136	4,268

CERTAIN OPERATING EXPENSES:
Real estate taxes	296	535
Maintenance and repairs	55	43
Utilities	36	63
Insurance	42	83
Other operating	122	289

Total certain operating expenses	551	1,013

EXCESS OF REVENUES OVER CERTAIN OPERATING EXPENSES	$1,585	$3,255

See accompanying notes to the statement of revenues and certain operating expenses.

WESTGATE MARKETPLACE
NOTES TO STATEMENT OF REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts in thousands)

1.	ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying statement of revenues and certain operating expenses (the “Statement”) relate to Westgate Marketplace (the “Property”), an approximately 298,000 square foot shopping center located in Houston, Texas. The Property was acquired effective June 2, 2004 by Equity One, Inc. (the “Company”). The Property was acquired for approximately $47.1 million, consisting of cash of $17.2 million and the assumption of a $29.9 million fixed rate mortgage.  The interest rate on the mortgage is 4.88% per annum. The cash consideration was funded from cash on hand and the Company’s existing revolving credit facility.

The Statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Statement is not representative of the actual operations of the Property for the periods presented as certain operating expenses, which may not be comparable to the operating expenses expected to be incurred in future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, and interest income.

The results of operations for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the full year.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Revenues comprise minimum rents, expense reimbursements and percentage rent payments. Rental income is recognized as earned. Expense reimbursements are recognized in the period that the applicable costs are incurred. The Property accounts for these leases as operating leases as the Property has retained substantially all risks and benefits of property ownership.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The results of operations for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the full year.

WESTGATE MARKETPLACE
NOTES TO STATEMENT OF REVENUES
AND CERTAIN OPERATING EXPENSES
(Amounts in thousands)

3.	LEASING ACTIVITIES

The Property has noncancellable operating leases with tenants requiring monthly payments of specified minimum rent. A majority of the leases require reimbursement by the tenant of substantially all operating expenses of the Property. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year Ending December 31,

2004	$3,465
2005	3,469
2006	3,197
2007	2,956
2008	2,815
Thereafter	21,085

$36,987